Exhibit 99.1

Press release

Sangamo Therapeutics to Acquire TxCell

The Proposed Acquisition Would Combine Sangamo’s Ex Vivo Gene Editing Capabilities and TxCell’s Treg Expertise and Would Position Sangamo as a Leader in CAR-Treg Development

Initiation of First CAR-Treg Clinical Trial Expected in 2019

RICHMOND, California & VALBONNE, France – July 23, 2018 – Sangamo Therapeutics, Inc. (Nasdaq: SGMO) and TxCell S.A. (ENXTPA: TXCL) announced today that they have entered into a definitive agreement on July 20, 2018 pursuant to which Sangamo will, following the completion of the contemplated acquisition of a majority stake of TxCell, file a simplified cash tender offer for the purchase of all then outstanding ordinary shares of TxCell, at a price of €2.58 per share in cash, or approximately €72 million, on a debt-free and cash-free basis. Subject to satisfaction of closing conditions (including in particular those relating to regulations governing foreign investments in France), Sangamo expects to complete the transaction in the fourth quarter of 2018.

With its highly skilled and experienced team, TxCell is a leader in the emerging field of regulatory T cell (Treg) development for immunological diseases, one of Sangamo’s stated therapeutic areas of focus for its proprietary product candidate pipeline. Tregs are a naturally occurring subset of T cells and are critical for maintaining immune homeostasis within the body by induction and maintenance of tolerance to self-antigens.

Sangamo intends to evaluate the potential of CAR-Treg (Tregs genetically modified with a chimeric antigen receptor, or CAR) therapies to prevent graft rejection in solid organ transplant and for the treatment of autoimmune diseases such as Crohn’s disease and multiple sclerosis. Preclinical research provides proof of concept that antigen specific CAR-Tregs can deliver potent immunosuppression locally to targeted tissues. By contrast, currently available anti-TNF alpha small molecule and monoclonal antibody drugs are associated with global, non-specific immune suppression.

Sangamo expects that the proposed acquisition of TxCell would accelerate the Company’s entry into the clinic with a CAR-Treg therapy. In 2019, Sangamo expects to submit a clinical trial authorization application in Europe for TxCell’s first CAR-Treg investigational product candidate for solid organ transplant, and to initiate a Phase 1/2 clinical trial later in the year. In addition, Sangamo intends to use its zinc finger nuclease (ZFN) gene editing technology to develop next-generation autologous and allogeneic CAR-Treg cell therapies for use in treating autoimmune diseases.

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“We are thrilled to announce this proposed acquisition which would combine TxCell’s Treg expertise with our ex vivo gene editing capabilities, positioning Sangamo as a leader in the emerging field of CAR-Treg cell therapy,” said Sandy Macrae, CEO of Sangamo. “We believe CAR-Treg therapies will prove to be as exciting for immunology as CAR-T has been for oncology.”

“We are excited to combine with Sangamo for their experience and technical expertise in gene-edited cell therapy, and we believe Sangamo’s ZFN editing technology will facilitate the precise genetic modifications needed to create a new class of Treg-based antigen and tissue specific immunosuppressive medicines,” said Stephane Boissel, CEO of TxCell. “Progressing such CAR-Treg products in clinical development and towards commercialization would require expertise and financial resources that were impossible for us to get as a stand-alone business at a reasonable cost.”

About the Transaction

The filing of the cash simplified tender offer is subject to the completion of the purchase by Sangamo of TxCell ordinary shares (at a price of €2.58 per share in cash) representing approximately 53% of share capital and voting rights of TxCell in accordance with the stock purchase agreement Sangamo entered into on July 20, 2018 with certain shareholders of TxCell (i.e., Mr. Stéphane Boissel who has committed to sell his shares representing less than 1% of the share capital and voting rights, FCPR Auriga Ventures II who has committed to sell its shares representing 16% of the share capital and voting rights, FCPR BIOAM who has committed to sell its shares representing 1% of the share capital and voting rights, FCPR BIOAM 1B who has committed to sell its shares representing less than 1% of the share capital and voting rights, Large Venture who has committed to sell its shares representing 10% of the share capital and voting rights, FCPR Innobio who has committed to sell its shares representing 15% of the share capital and voting rights, François Meyer who has committed to sell his shares representing less than 2% of the share capital and voting rights, Belsize who has committed to sell its shares representing less than 1% of the share capital and voting rights and YA II PN, Ltd who has committed to sell its shares representing 8% of the share capital and voting rights), it being specified that the completion of the sale of this majority stake is subject to conditions precedent, including in particular, those relating to regulations governing foreign investments in France and the delivery of a favorable report from HAF Audit & Conseil (represented by Mr. Olivier Grivillers), appointed as independent appraiser by TxCell’s board of directors on July 20, 2018, in compliance with sections 261-1-I and II of the General Regulation of the AMF (the French Financial Markets Authority). It is specified that the terms and conditions of the offer and the price of €2.58 per share proposed in the simplified tender offer will be subject to the independent expert’s conclusion on the terms and conditions of the offer and in particular the fairness of the proposed share price and the AMF’s compliance decision on the proposed offer.

The warrants issued by TxCell (which are not admitted for trading) will not be targeted by the cash tender offer because they will either be waived in the case of out of the money warrants, or, in the case of in the money warrants, exercised prior to the closing of the offer and the resulting shares will be either sold to Sangamo under the stock purchase agreement or tendered to the offer.

Subject to obtaining at least 95% of the share capital and voting rights of TxCell upon completion of the simplified tender offer, Sangamo would launch a squeeze-out procedure.

TxCell will be a subsidiary of Sangamo operating under the name Sangamo Therapeutics SA. Following the completion of the squeeze-out procedure, Sangamo intends to delist TxCell. TxCell’s operations will remain based in Valbonne, France.

Conference Call Information

Sangamo will host a conference call on Monday, July 23, 2018, at 8:00 a.m. ET, which will be open to the public. The call will also be webcast live and can be accessed via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations.

The conference call dial-in numbers are (877) 377-7553 for domestic callers and (678) 894-3968 for international callers. The conference ID number for the call is 9184627. For those unable to listen in at the designated time, a conference call replay will be available for one week following the conference call, from approximately 11:00 a.m. ET on July 23, 2018 to 11:00 a.m. ET on July 30, 2018. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 9184627.

About Sangamo Therapeutics, Inc.

Sangamo Therapeutics, Inc. is focused on translating ground-breaking science into genomic therapies that transform patients’ lives using Sangamo’s platform technologies in genome editing, gene therapy, gene regulation and cell therapy.

For more information about Sangamo, visit Sangamo’s website at www.sangamo.com.

About TxCell S.A.

TxCell S.A. is a biotechnology company that develops platforms for innovative, personalized T cell immunotherapies for the treatment of severe inflammatory and autoimmune diseases with high unmet medical need. TxCell is targeting transplantation as well as a range of autoimmune diseases (both T-cell and B-cell-mediated), such as multiple sclerosis, rheumatoid arthritis, inflammatory bowel diseases or inflammatory skin diseases.

Contacts

Sangamo Therapeutics, Inc. McDavid Stilwell Tel: 510-970-6000, x219 mstilwell@sangamo.com	Sangamo Therapeutics, Inc. Varant Shirvanian Tel: 510-970-6000, x205 vshirvanian@sangamo.com	Media Inquiries John Kang Tel: 312-506-5202 sangamo@hdmz.com

TxCell IR & Communication Department Tel: +33(0) 4 97 21 83 00 Fax: +33(0) 4 93 64 15 80 contact@txcell.com	Image Box – Press relations Neil Hunter / Michelle Boxall Tel: +44(0) 20 8943 4685 neil.hunter@imageboxpr.co.uk michelle.boxall@imageboxpr.co.uk	NewCap – Investor relations Julien Perez / Mathilde Bohin Tel: +33 (0)1 44 71 98 52 txcell@newcap.eu

TxCell—Disclaimer

This press release contains certain forward-looking statements relating to the business of TxCell, which shall not be considered per se as historical facts, including TxCell’s ability to develop, market, commercialize and achieve market acceptance for specific products, estimates for future performance and estimates regarding anticipated operating losses, future revenues, capital requirements, needs for additional financing. In addition, even if the actual results or development of TxCell are consistent with the forward-looking statements contained in this press release, those results or developments of TxCell may not be indicative of their in the future.

In some cases, you can identify forward-looking statements by words such as “could,” “should,” “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “aims,” “targets,” or similar words. Although the management of TxCell believes that these forward-looking statements are reasonably made, they are based largely on the current expectations of TxCell as of the date of this press release and are subject to a number of known and unknown risks and uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievement expressed or implied by these forward-looking statements. In particular, the expectations of TxCell could be affected by, among other things, uncertainties involved in the development of the Company’s products, which may not succeed, or in the delivery of TxCell’s products marketing authorizations by the relevant regulatory authorities and, in general, any factor that could affects TxCell capacity to commercialize the products it develops, as well as, any other risk and uncertainties developed or identified in any public documents filed by TxCell with the AMF, included those listed in chapter 4 “Risk factors” of the 2017 document de référence (registration document) submitted to the AMF on April 25, 2018. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements made in this press release will in fact be realized. Notwithstanding the compliance with article 223-1 of the General Regulation of the AMF (the information disclosed must be “accurate, precise and fairly presented”), TxCell is providing the information in these materials as of this press release, and disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

This press release is for information purposes only and does not, and shall not, in any circumstances, constitute a public offering by TxCell nor a solicitation of an offer to subscribe for securities in any jurisdiction, including France. The persons in possession of this announcement shall then get knowledge of any local restrictions and shall comply with these restrictions.

Sangamo Forward-Looking Statements

This press release contains forward-looking statements regarding Sangamo’s current expectations. These forward looking statements include, without limitation, statements related to the anticipated completion of the purchase by Sangamo of the TxCell ordinary shares pursuant to the definitive stock purchase agreement, or the block purchase, the filing and completion of the cash tender offer for TxCell ordinary shares, and the anticipated timing and benefits thereof; Sangamo’s beliefs as the potential of CAR-Treg therapies; Sangamo’s plans to submit a clinical trial authorization application (CTA) in Europe for TxCell’s first CAR-Treg investigational product candidate in 2019, and to initiate a Phase 1/2 clinical trial later in the year; Sangamo’s intent to evaluate the potential of CAR-Treg therapies to prevent graft rejection in solid organ transplant and for the treatment of autoimmune diseases; the intent to genetically modify Tregs to create a new class of antigen and tissue specific immunosuppressive medicines for autoimmune diseases; the expectation that TxCell will become a subsidiary of Sangamo operating under the name of Sangamo Therapeutics SA; the intent to delist TxCell and the intended treatment of TxCell warrants; and other statements that are not historical facts. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, Sangamo’s ability to complete the block purchase and the cash tender offer on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of closing conditions and the receipt of requisite AMF and other regulatory approvals; the possibility that competing offers will be made; risks associated with business combination transactions, such as the risk that the acquired TxCell business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including uncertainty of the expected future regulatory filings, financial performance and results of the combined company following completion of the proposed transaction; the possibility that if Sangamo does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Sangamo’s common stock could decline; uncertainties related to the planned CTA submission and initiation and completion of clinical trials; whether clinical trial results will validate and support the safety and efficacy of the planned CAR-Treg product candidate; and the reliance on partners and other third-parties to meet their clinical and manufacturing obligations. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in Sangamo’s operations and business environments. Certain of these risks and uncertainties are described more fully in Sangamo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 as filed with the Securities and Exchange Commission on May 10, 2018. Forward-looking statements contained in this announcement are made as of this date, and Sangamo undertakes no duty to update such information except as required under applicable law.